Calculation of Filing Fee Tables
S-1
Infleqtion, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(a)	10,425,000	$ 9.21	$ 96,014,250.00	0.0001381	$ 13,259.57
Fees to be Paid	2	Equity	Warrants to purchase Common Stock	Other	75,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common stock, par value $0.0001 per share	457(a)	121,829,432	$ 9.21	$ 1,122,049,068.72	0.0001381	$ 154,954.98
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,218,063,318.72		$ 168,214.55
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 168,214.55
Offering Note
[1]	Represents the primary issuance of up to 10,425,000 shares of common stock, par value $0.001 per share ("Common Stock"), of the Registrant, consisting of (i) 75,000 shares of Common Stock issuable upon the exercise of warrants originally issued in a private placement (the "Private Placement Warrants") in connection with the initial public offering of Churchill Capital Corp X ("CCX) by the holders thereof, and (ii) 10,350,000 shares of Common Stock issuable upon the exercise of the public warrants originally issued in the initial public offering of CCX (the "Public Warrants" and, together with the Private Placement Warrants, the "Warrants") by the holders thereof. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price per share is $9.21 (the average of the high and low prices of our Common Stock as reported on The New York Stock Exchange ("NYSE") on March 30, 2026).

[2]	Represents up to 75,000 Private Placement Warrants registered for resale by the selling securityholders identified in this registration statement. In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the shares of Common Stock underlying the Private Placement Warrants, and no separate fee is payable for the registration of the resale of the Private Placement Warrants. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

[3]	Represents up to 121,829,432 shares of Common Stock registered for resale by the selling securityholders named in this registration statement, consisting of up to: (1) 12,654,760 shares of Common Stock issued pursuant to those certain subscription agreements, dated September 8, 2025, by and among the Registrant (f/k/a Churchill Capital Corp X) and the investors party thereto; (ii) 10,350,000 shares of Common Stock (including up to 1,500,000 shares subject to vesting and forfeiture conditions issued to Churchill Sponsor X, LLC (the "Sponsor") pursuant to and subject to the terms of the Amended and Restated Letter Agreement, dated as of September 8, 2025, by and among the Registrant and the Sponsor; (iii) 300,000 shares of Common Stock originally issued in a private placement pursuant to that certain Private Placement Units Purchase Agreement, dated May 13, 2025, by and among the Registrant and the Sponsor; (iv) 98,449,672 shares of Common Stock issued to former securityholders of ColdQuanta, Inc. ("Legacy Infleqtion") pursuant to the Agreement and Plan of Merger and Reorganization, dated as of September 8, 2025, by and among the Registrant (f/k/a Churchill Capital Corp X), AH Merger Sub I, Inc., AH Merger Sub II, LLC and Legacy Infleqtion; and (v) 75,000 shares issuable upon the exercise of the Private Placement Warrants. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rule 457(c) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price per share is $9.21 (the average of the high and low prices of our Common Stock as reported on NYSE on March 30, 2026).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date